SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the text of the press release attached as an exhibit to this Form 8-K, is furnished pursuant to Item 2.02. Results of Operations and Financial Condition.

The information contained in this Item 2.02 and exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Neither the information contained in this Item 2.02 nor exhibit 99.1 hereto shall be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On July 12, 2006, ARAMARK Corporation (the “Company”) issued a press release revising its previously issued guidance for the quarter ended June 30, 2006. A copy of the press release is attached hereto as exhibit 99.1.

ITEM 2.06 MATERIAL IMPAIRMENTS

The Company previously disclosed in its Form 10-Q for the quarterly period ended March 31, 2006 that management was evaluating improvement initiatives for portions of the Company’s Uniform and Career Apparel – Direct Marketing segment. The disclosure noted that future changes could involve changes in product offering, alternative sourcing arrangements and other cost reductions and that such actions, if initiated, could result in future adjustments to asset carrying amounts or other accounting adjustments. Management recently completed a review of the goodwill assigned to portions of the Company’s Direct Marketing segment. As a result of this review, on July 11, 2006, the Audit and Corporate Practices Committee of the Board of Directors, on the recommendation of management, concluded that a goodwill impairment charge with regard to the Company’s Uniform and Career Apparel – Direct Marketing segment was required under generally accepted accounting principles. The Company expects to record during its third fiscal quarter a non–cash pretax charge of approximately $35.0 million for the writedown of goodwill in the Uniform and Career Apparel – Direct Marketing segment (approximately $0.12 per share), which represents approximately 32% of the goodwill attributable to the Uniform and Career Apparel – Direct Marketing segment and approximately $8.0 million for adjustments to asset and liability carrying values (approximately $0.03 per share). Future cash expenditures related to these actions are estimated to be in the $2.0 to $4.0 million range. The primary reason for the goodwill impairment was the continuing decline in segment operating results, particularly in the healthcare uniform division, due to competitive pressures resulting in reduced sales and operating income. To determine the estimated goodwill charge, management estimated the fair value of the WearGuard Crest reporting unit using a discounted cash flow valuation methodology, and measured the goodwill impairment following the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets.” The analysis included making assumptions about the future profitability and cash flows of the business, which management believes to be reasonable; however, such assumptions and the resulting estimates are subject to change in the future. The impairment charge of $35.0 million represents approximately 65% of the total goodwill attributable to the WearGuard Crest reporting unit. On July 12, 2006, the Company issued a press release describing the above–referenced charges and disclosing other information.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 12, 2006, the Company issued a press release revising its previously issued guidance for the quarter ended June 30, 2006 and announcing the impairment charges described above. A copy of that press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: July 12, 2006	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Status
99.1	Press release dated July 12, 2006.	Furnished herewith